AGREEMENT AND DECLARATION OF TRUST

Of

Elessar Funds Investment Trust

a Delaware Statutory Trust

TABLE OF CONTENTS

     Page

ARTICLE I Name and Definitions.

Section 1. Name……………………………………………………………………………........................3

Section 2. Registered Agent and Registered Office; Principal Place of Business………………………....3

Section 3. Definitions………………………………………………………………………………………3

ARTICLE II Purpose of Trust ……………………………………………………………………………..5

ARTICLE III Shares.

Section 1. Division of Beneficial Interest………………………………………………………………….7

Section 2. Ownership of Shares ……………………………………………………………………………8

Section 3. Investments in the Trust………………………………………………………………………...9

Section 4. Status of Shares and Limitation of Personal Liability………………………………………….9

Section 5. Power of Board of Trustees to Change Provisions Relating to Shares …………………………9

Section 6. Establishment and Designation of Series ……………………………………………………...10

Section 7. Indemnification of Shareholders………………………………………………………………12

ARTICLE IV The Board of Trustees.

Section 1. Number, Election and Tenure…………………………………………………………………12

Section 2. Effect of Death, Resignation, Removal, etc…………………………………………………...13

Section 3. Powers…………………………………………………………………………………………13

Section 4. Chairman of the Trustees……………………………………………………………………...14

Section 5. Payment of Expenses by the Trust…………………………………………………………….14

Section 6. Payment of Expenses by Shareholders………………………………………………………...14

Section 7. Ownership of Trust Property ………………………………………………………………….14

Section 8. Service Contracts……………………………………………………………………………...15

ARTICLE V Shareholders’ Voting Powers and Meetings.

Section 1. Voting Powers ………………………………………………………………………………....16

Section 2. Meetings……………………………………………………………………………………….16

Section 3. Quorum and Required Vote…………………………………………………………………...16

Section 4. Shareholder Action by Written Consent without a Meeting …………………………………..16

Section 5. Record Dates…………………………………………………………………………………..17

Section 6. Derivative Actions…………………………………………………………………………….17

Section 7. Additional Provisions………………………………………………………………………….17

ARTICLE VI Custodian.

Section 1. Appointment and Duties………………………………………………………………………18

Section 2. Central Certificate System…………………………………………………………………….18

ARTICLE VII Net Asset Value, Distributions and Redemptions.

Section 1. Determination of Net Asset Value, Net Income and Distributions……………………………19

Section 2. Redemptions at the Option of a Shareholder………………………………………………….19

Section 3. Redemptions at the Option of the Trust……………………………………………………….20

ARTICLE VIII Compensation and Limitation of Liability of Officers and Trustees.

Section 1. Compensation…………………………………………………………………………………..20

Section 2. Indemnification and Limitation of Liability…………………………………………………..20

Section 3. Officers and Trustees’ Good Faith Action, Expert Advice, No Bond or Surety ……………...21

Section 4. Insurance………………………………………………………………………………………21

ARTICLE IX Miscellaneous.

Section 1. Liability of Third Persons Dealing with Trustees……………………………………………..21

Section 2. Dissolution of Trust or Series…………………………………………………………………21

Section 3. Merger and Consolidation; Conversion……………………………………………………….22

Section 4. Reorganization………………………………………………………………………………...22

Section 5. Amendments…………………………………………………………………………………..23

Section 6. Filing of Copies, References, Headings……………………………………………………….23

Section 7. Applicable Law………………………………………………………………………………..23

Section 8. Provisions in Conflict with Law or Regulations………………………………………………23

Section 9. Statutory Trust Only…………………………………………………………………………...24

Section 10. Fiscal Year…………………………………………………………………………………...24

AGREEMENT AND DECLARATION OF TRUST

OF

ELESSAR FUNDS INVESTMENT TRUST

AGREEMENT AND DECLARATION OF TRUST made this 1stday of August, 2012, by theTrustee(s) hereunder, and by the holders of shares of beneficial interest to be issued hereunder as hereinafterprovided. This Agreement and Declaration of Trust shall be effective upon the filing of the Certificate of Trustin the office of the Secretary of State of the State of Delaware.

WITNESSETH:

WHEREAS this Trust has been formed to carry on the business of an investment company as defined in the Investment Company Act of 1940; and

WHEREAS this Trust is authorized to issue its shares of beneficial interest in separate Series, and toissue classes of Shares of any Series or divide Shares of any Series into two or more classes, all in accordancewith the provisions hereinafter set forth; and

WHEREAS the Trustee(s) have agreed to manage all property coming into their hands as trustees of aDelaware business trust in accordance with the provisions of the Delaware Statutory Trust Act of 2002 (12 Del.C. §3801, et seq.), as from time to time amended and including any successor statute of similar import (the“DSTA”), and the provisions hereinafter set forth.

NOW, THEREFORE, the Trustees declare that they will hold all cash, securities and other assets whichthey may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose ofthe same upon the following terms and conditions for the benefit of the holders from time to time of shares ofbeneficial interest in this Trust and the Series created hereunder as hereinafter set forth.

ARTICLE I

Name and Definitions.

Section 1.

Name.

The name of the Trust hereby created is “Elessar Funds Investment Trust” and theTrustee(s) shall conduct the business of the Trust under that name, or any other name as they may from time totime determine.

Section 2.

Registered Agent and Registered Office; Principal Place of Business.

(a)

Registered Agent and Registered Office. The name of the registered agent of the Trust and theaddress of the registered office of the Trust are as set forth on the Certificate of Trust.

(b)

Principal Place of Business. The principal place of business of the Trust is 1111 Superior Ave, Suite 1310, Cleveland, Ohio 44114 or such other location within or outside of the State of Delaware as the Board ofTrustees may determine from time to time.

Section 3.

Definitions. Whenever used herein, unless otherwise required by the context orspecifically provided:

(a)

“1940 Act” shall mean the Investment Company Act of 1940 and the rules and regulationsthereunder, all as adopted or amended from time to time;

(b)

“Board of Trustees” shall mean the governing body of the Trust, which is comprised of theTrustees of the Trust;

(c)

“By-Laws” shall mean the By-Laws of the Trust, as amended from time to time in accordancewith Article 13 of the By-Laws, and incorporated herein by reference;

(d)

“Certificate of Trust” shall mean the certificate of trust filed with the Office of the Secretary ofState of the State of Delaware as required under the DSTA to form the Trust;

(e)

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulationsthereunder;

(f)

“Commission” shall have the meaning given it in Section 2(a)(7) of the 1940 Act;

(g)

“Declaration of Trust” shall mean this Agreement and Declaration of Trust, as amended orrestated from time to time;

(h)

The “DSTA” refers to Chapter 38 of Title 12 of the Delaware Code entitled “Treatment ofDelaware Statutory Trusts,” as it may be amended from time to time;

(i)

“General Liabilities” shall have the meaning given it in Article III, Section 6(b) of thisDeclaration Trust;

(j)

“Investment Adviser” or “Adviser” shall mean a party furnishing services to the Trust pursuant toany contract described in Article IV, Section 8(a) hereof;

(k)

“National Financial Emergency” shall mean the whole or any part of any period set forth inSection 22(e) of the 1940 Act. The Board of Trustees may, in its discretion, declare that the suspension relatingto a national financial emergency shall terminate, as the case may be, on the first business day on which the NewYork Stock Exchange shall have reopened or the period specified in Section 22(e) of the 1940 Act shall haveexpired (as to which, in the absence of an official ruling by the Commission, the determination of the Board ofTrustees shall be conclusive);

(l)

“Person” shall include a natural person, partnership, limited partnership, limited liability company, trust, estate, association,corporation, custodian, nominee or any other individual or entity in its own or any representative capacity;

(m)

“Principal Underwriter” shall have the meaning given to it in Section 2(a)(29) of the 1940 Act;

(n)

“Series” means a series of Shares of the Trust established in accordance with the provisions ofArticle III, Section 6;

(o)

“Shares” shall mean the outstanding shares of beneficial interest into which the beneficial interestin the Trust shall be divided from time to time, and shall include fractional and whole shares;

(p)

“Shareholder” shall mean a record owner of Shares;

(q)

“Trust” shall refer to the Delaware statutory trust established by this Declaration of Trust, asamended from time to time;

(r)

“Trust Property” shall mean any and all property, real or personal, tangible or intangible, which isowned or held by or for the account of the Trust or one or more of any Series, including, without limitation, therights referenced in Article IX, Section 2 hereof;

(s)

“Trustee” or “Trustees” shall refer to each signatory to this Declaration of Trust as a trustee, solong as such signatory continues in office in accordance with the terms hereof, and all other Persons who may,from time to time, be duly elected or appointed, qualified and serving on the Board of Trustees in accordancewith the provisions hereof. Reference herein to a Trustee or the Trustees shall refer to such Person or Persons intheir capacity as Trustees hereunder.

ARTICLE II

Purpose of Trust.

The purpose of the Trust is to conduct, operate and carry on the business of a registered managementinvestment company registered under the 1940 Act through one or more Series investing primarily in securitiesand, in addition to any authority given by law, to exercise all of the powers and to do any and all of the things asfully and to the same extent as any private corporation organized for profit under the general corporation law ofthe State of Delaware, now or hereafter in force, including, without limitation, the following powers:

(a)

To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in,purchase or otherwise acquire, own, hold, pledge, sell, assign, mortgage, transfer, exchange, distribute, writeoptions on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixedincome or other securities, and securities or property of every nature and kind, including, without limitation, alltypes of bonds, debentures, stocks, preferred stocks, partnership interests, shares of investment companies,shares of exchange traded funds, shares of investment trusts, shares of business development companies,negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit orindebtedness, commercial paper, repurchase agreements, bankers’ acceptances, other securities or investmentproducts described in an effective registration statement of any series of the Trust and other securities of anykind, issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states,territories, and possessions of the United States and the District of Columbia and any political subdivision,agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Governmentor any foreign government, or any international instrumentality, or by any bank or savings institution, or by anycorporation or organization organized under the laws of the United States or of any state, territory, or possessionthereof, or by any corporation or organization organized under any foreign law, or in “when issued” contractsfor any such securities, to change the investments of the assets of the Trust;

(b)

To exercise any and all rights, powers and privileges with reference to or incident to ownershipor interest, use and enjoyment of any of such securities and other instruments or property of every kind anddescription, including, but without limitation, the right, power and privilege to own, vote, hold, purchase, sell,negotiate, assign, exchange, lend, transfer, mortgage, hypothecate, lease, pledge or write options with respect toor otherwise deal with, dispose of, use, exercise or enjoy any rights, title, interest, powers or privileges under orwith reference to any of such securities and other instruments or property, the right to consent and otherwise actwith respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, andprivileges in respect of any of said instruments, and to do any and all acts and things for the preservation,protection, improvement and enhancement in value of any of such securities and other instruments or property;

(c)

To sell, exchange, lend, pledge, mortgage, hypothecate, lease or write options with respect to orotherwise deal in any property rights relating to any or all of the assets of the Trust or any Series, subject to anyrequirements of the 1940 Act;

(d)

To vote or give assent, or exercise any rights of ownership, with respect to stock or othersecurities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation tosecurities or property as the Trustees shall deem proper;

(e)

To exercise powers and right of subscription or otherwise which in any manner arise out ofownership of securities;

(f)

To hold any security or property in a form not indicating that it is trust property, whether inbearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodianor a nominee or nominees or otherwise or to authorize the custodian or a subcustodian or anominee or nominees to deposit the same in a securities depository, subject in each case to proper safeguardsaccording to the usual practice of investment companies or any rules or regulations applicable thereto;

(g)

To consent to, or participate in, any plan for the reorganization, consolidation or merger of anycorporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage,purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to anysecurity held in the Trust;

(h)

To join with other security holders in acting through a committee, depositary, voting trustee orotherwise, and in that connection to deposit any security with, or transfer any security to, any such committee,depositary or trustee, and to delegate to them such power and authority with relation to any security (whether ornot so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portionof the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

(i)

To compromise, litigate, arbitrate or otherwise settle or adjust claims in favor of or against the Trust or any matterin controversy, including but not limited to claims for taxes;

(j)

To enter into joint ventures, general or limited partnerships and any other combinations orassociations;

(k)

To endorse or guarantee the payment of any notes or other obligations of any Person; to makecontracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

(l)

To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deemnecessary or appropriate for the conduct of the business, including, without limitation, insurance policiesinsuring the assets of the Trust or payment of distributions and principal on its portfolio investments, andinsurance policies insuring the Shareholders, Trustees, officers, employees, agents, Investment Advisers,Principal Underwriters, or independent contractors of the Trust, individually against all claims and liabilities ofevery nature arising by reason of holding Shares, holding, being or having held any such office or position, or byreason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee,agent, Investment Adviser, Principal Underwriter, or independent contractor, to the fullest extent permitted bythis Declaration of Trust, the By-Laws and by applicable law; and

(m)

To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings,thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of lifeinsurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of theTrustees, officers, employees and agents of the Trust.

(n)

To purchase or otherwise acquire, own, hold, sell, negotiate, exchange, assign, transfer,mortgage, pledge or otherwise deal with, dispose of, use, exercise or enjoy, property of all kinds.

(o)

To buy, sell, mortgage, encumber, hold, own, exchange, rent or otherwise acquire and dispose of,and to develop, improve, manage, subdivide, and generally to deal and trade in real property, improved andunimproved, and wheresoever situated; and to build, erect, construct, alter and maintain buildings, structures,and other improvements on real property.

(p)

To borrow or raise moneys for any of the purposes of the Trust, and to mortgage or pledge thewhole or any part of the property and franchises of the Trust, real, personal, and mixed, tangible or intangible,and wheresoever situated.

(q)

To enter into, make and perform contracts and undertakings of every kind for any lawful purpose,without limit as to amount.

(r)

To issue, purchase, sell and transfer, reacquire, hold, trade and deal in Shares, bonds, debenturesand other securities, instruments or other property of the Trust, from time to time, to such extent as the Board ofTrustees shall, consistent with the provisions of this Declaration of Trust, determine; and to repurchase, reacquireand redeem, from time to time, its Shares or, if any, its bonds, debentures and other securities.

(s)

To open, maintain, and close, as the Board of Trustees shall determine is appropriate, one ormore bank accounts.The Trust shall not be limited to investing in obligations maturing before the possible dissolution of theTrust or one or more of its Series. The Trust shall not in any way be bound or limited by any present or futurelaw or custom in regard to investment by fiduciaries. Neither the Trust nor the Trustees shall be required toobtain any court order to deal with any assets of the Trust or take any other action hereunder.The foregoing clauses shall each be construed as purposes, objects and powers, and it is hereby expresslyprovided that the foregoing enumeration of specific purposes, objects and powers shall not be held to limit orrestrict in any manner the powers of the Trust, and that they are in furtherance of, and in addition to, and not inlimitation of, the general powers conferred upon the Trust by the DSTA and the other laws of the State ofDelaware or otherwise; nor shall the enumeration of one thing be deemed to exclude another, although it be oflike nature, not expressed.

ARTICLE III

Shares.

Section 1.

Division of Beneficial Interest. The beneficial interest in the Trust shall at all times bedivided into Shares, all without par value. The number of Shares authorized hereunder is unlimited. The Boardof Trustees may authorize the division of Shares into separate and distinct Series and the division of any Seriesinto separate classes of Shares. The different Series and classes shall be established and designated, and thevariations in the relative rights and preferences as between the different Series and classes shall be fixed anddetermined by the Board of Trustees without the requirement of Shareholder approval. If no separate Series orclasses shall be established, the Shares shall have the rights and preferences provided for herein and in ArticleIII, Section 6 hereof to the extent relevant and not otherwise provided for herein, and all references to Series andclasses shall be construed (as the context may require) to refer to the Trust. The fact that a Series shall haveinitially been established and designated without any specific establishment or designation of classes (i.e., thatall Shares of such Series are initially of a single class) shall not limit the authority of the Board of Trustees toestablish and designate separate classes of said Series. The fact that a Series shall have more than oneestablished and designated class, shall not limit the authority of the Board of Trustees to establish and designateadditional classes of said Series, or to establish and designate separate classes of the previously established anddesignated classes.

The Board of Trustees shall have the power to issue Shares of the Trust, or any Series or class thereof,from time to time for such consideration (but not less than the net asset value thereof) and in such form as maybe fixed from time to time pursuant to the direction of the Board of Trustees.

The Board of Trustees may hold as treasury shares, reissue for such consideration and on such terms asthey may determine, or cancel, at their discretion from time to time, any Shares of any Series reacquired by theTrust. Shares held in the treasury shall not, until reissued, confer any voting rights on the Trustees, nor shallsuch Shares be entitled to any dividends or other distributions declared with respect to the Shares. The Board ofTrustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of anySeries or class into one or more Series or classes that may be established and designated from time to time.Notwithstanding the foregoing, the Trust and any Series thereof may acquire, hold, sell and otherwise deal in,for purposes of investment or otherwise, the Shares of any other Series of the Trust or Shares of the Trust, andsuch Shares shall not be deemed treasury shares or cancelled.

Subject to the provisions of this Article III, each Share shall have voting rights as provided in ArticleV hereof, and the Shareholders of any Series shall be entitled to receive dividends and distributions, when, ifand as declared with respect thereto in the manner provided in Article IV, Section 3 hereof. No Share shall haveany priority or preference over any other Share of the same Series or class with respect to dividends ordistributions paid in the ordinary course of business or distributions upon dissolution of the Trust or of suchSeries or class made pursuant to Article VIII, Section 2 hereof. All dividends and distributions shall be maderatably among all Shareholders of a particular class of Series from the Trust Property held with respect to suchSeries according to the number of Shares of such class of such Series held of record by such Shareholders on therecord date for any dividend or distribution. Shareholders shall have no preemptive or other right to subscribe tonew or additional Shares or other securities issued by the Trust or any Series. The Trustees may from time totime divide or combine the Shares of any particular Series into a greater or lesser number of Shares of thatSeries. Such division or combination may not materially change the proportionate beneficial interests of theShares of that Series in the Trust Property held with respect to that Series or materially affect the rights ofShares of any other Series.

Any Trustee, officer or other agent of the Trust, and any organization in which any such Person isinterested, may acquire, own, hold and dispose of Shares of the Trust to the same extent as if such Person werenot a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and soldand may purchase Shares from any such Person or any such organization subject only to the general limitations,restrictions or other provisions applicable to the sale or purchase of such Shares generally.

Section 2.

Ownership of Shares. The ownership of Shares shall be recorded on the books of theTrust kept by the Trust or by a transfer or similar agent for the Trust, which books shall be maintainedseparately for the Shares of each Series and class thereof that has been established and designated. Nocertificates certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwisedetermine from time to time. The Board of Trustees may make such rules not inconsistent with the provisionsof the 1940 Act as they consider appropriate for the issuance of Share certificates, the transfer of Shares of eachSeries or class and similar matters. The record books of the Trust as kept by the Trust or any transfer or similaragent, as the case may be, shall be conclusive as to who are the Shareholders of each Series or class thereof andas to the number of Shares of each Series or class thereof held from time to time by each such Shareholder.

Section 3.

Investments in the Trust. Investments may be accepted by the Trust from such Persons, atsuch times, on such terms, and for such consideration as the Board of Trustees may, from time to time,authorize. Each investment shall be credited to the individual Shareholder’s account in the form of full andfractional Shares of the Trust, in such Series or class as the purchaser may select, at the net asset value per Sharenext determined for such Series or class after receipt of the investment; provided, however, that the PrincipalUnderwriter may, pursuant to its agreement with the Trust, impose a sales charge upon investments in the Trust.

Section 4.

Status of Shares and Limitation of Personal Liability. Shares shall be deemed to bepersonal property giving to Shareholders only the rights provided in this Declaration of Trust and underapplicable law. Every Shareholder by virtue of having become a Shareholder shall be held to have expresslyassented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder duringthe existence of the Trust shall not operate to dissolve the Trust or any Series, nor entitle the representative ofany deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or theTrustees or any Series, but entitles such representative only to the rights of said deceased Shareholder under thisDeclaration of Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or anypart of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall theownership of Shares constitute the Shareholders as partners. Neither the Trust nor the Trustees, nor any officer,employee or agent of the Trust, shall have any power to bind personally any Shareholder, nor, except asspecifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessmentwhatsoever other than such as the Shareholder may at any time personally agree to pay. All Shares when issuedon the terms determined by the Board of Trustees shall be fully paid and nonassessable. As provided in theDSTA, Shareholders of the Trust shall be entitled to the same limitation of personal liability extended tostockholders of a private corporation organized for profit under the general corporationlaw of the State of Delaware.

Section 5.

Power of Board of Trustees to Change Provisions Relating to Shares. Notwithstandingany other provisions of this Declaration of Trust and without limiting the power of the Board of Trustees toamend this Declaration of Trust or the Certificate of Trust as provided elsewhere herein, the Board of Trusteesshall have the power to amend this Declaration of Trust, or the Certificate of Trust, at any time and from time totime, in such manner as the Board of Trustees may determine in its sole discretion, without the need forShareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Sharescontained in this Declaration of Trust, provided that before adopting any such amendment without Shareholderapproval, the Board of Trustees shall determine that it is consistent with the fair and equitable treatment of allShareholders and that Shareholder approval is not otherwise required by the 1940 Act or other applicable law.If Shares have been issued, Shareholder approval shall be required to adopt any amendments to this Declarationof Trust which would adversely affect to a material degree the rights and preferences of the Shares of any Seriesor class already issued; provided, however, that in the event that the Board of Trustees determines that the Trustshall no longer be operated as an investment company in accordance with the provisions of the 1940 Act, theBoard of Trustees may adopt such amendments to this Declaration of Trust to delete those terms the Board ofTrustees identifies as being required by the 1940 Act.

Subject to the foregoing Paragraph, the Board of Trustees may amend the Declaration of Trust to amendany of the provisions set forth in paragraphs (a) through (i) of this Article III.

The Board of Trustees shall have the power, in its discretion, to make such elections as to the tax statusof the Trust as may be permitted or required under the Code as presently in effect or as amended, without thevote of any Shareholder.

Section 6.

Establishment and Designation of Series. The establishment and designation of anySeries or class of Shares shall be effective upon the resolution by a majority of the then Board of Trustees,adopting a resolution which sets forth such establishment and designation and the relative rights and preferencesof such Series or class. Each such resolution shall be incorporated herein by reference upon adoption.

Each Series shall be separate and distinct from any other Series and shall maintain separate and distinctrecords on the books of the Trust, and the assets and liabilities belonging to any such Series shall be held andaccounted for separately from the assets and liabilities of the Trust or any other Series.

Shares of each Series or class established pursuant to this, unless otherwise provided in the resolutionestablishing such Series, shall have the following relative rights and preferences:

(a)

Assets Held with Respect to a Particular Series. All consideration received by the Trust for theissue or sale of Shares of a particular Series, together with all assets in which such consideration is invested orreinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, withoutlimitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds orpayments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocablybe held with respect to that Series for all purposes, subject only to the rights of creditors with respect to thatSeries, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income,earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, anyproceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived fromany reinvestment of such proceeds, in whatever form the same may be, are herein referred to as “assets heldwith respect to” that Series. In the event that there are any assets, income, earnings, profits and proceedsthereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series(collectively “General Assets”), the Board of Trustees shall allocate such General Assets to, between or amongany one or more of the Series in such manner and on such basis as the Board of Trustees, in its sole discretion,deems fair and equitable, and any General Asset so allocated to a particular Series shall be held with respect tothat Series. Each such allocation by the Board of Trustees shall be conclusive and binding uponthe Shareholders of all Series for all purposes.

(b)

Liabilities Held with Respect to a Particular Series. The assets of the Trust held with respect toeach particular Series shall be charged against the liabilities of the Trust held with respect to that Series and allexpenses, costs, charges and reserves attributable to that Series, and any liabilities, expenses, costs, charges andreserves of the Trust which are not readily identifiable as being held with respect to any particular Series(collectively “General Liabilities”) shall be allocated and charged by the Board of Trustees to and among anyone or more of the Series in such manner and on such basis as the Board of Trustees in its sole discretion deemsfair and equitable. The liabilities, expenses, costs, charges, and reserves so charged to a Series are hereinreferred to as “liabilities held with respect to” that Series. Each allocation of liabilities, expenses, costs, chargesand reserves by the Board of Trustees shall be conclusive and binding upon the Shareholders of all Series for allpurposes. All Persons who have extended credit which has been allocated to a particular Series, or who have aclaim or contract that has been allocated to any particular Series, shall look, and shall be required by contract tolook exclusively, to the assets of that particular Series for payment of such credit, claim, or contract. In theabsence of an express contractual agreement so limiting the claims of such creditors, claimants and contractproviders, each creditor, claimant and contract provider will be deemed nevertheless to have impliedly agreed tosuch limitation unless an express provision to the contrary has been incorporated in the written contract or otherdocument establishing the claimant relationship.

Subject to the right of the Board of Trustees in its discretion to allocate General Liabilities as providedherein, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respectto a particular Series, whether such Series is now authorized and existing pursuant to this Declaration of Trust oris hereafter authorized and existing pursuant to this Declaration of Trust, shall be enforceable against the assetsheld with respect to that Series only, and not against the assets of any other Series or the Trust generally andnone of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respectto the Trust generally or any other Series thereof shall be enforceable against the assets held with respect to suchSeries. Notice of this limitation on liabilities between and among Series shall be set forth in the Certificate ofTrust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary ofState of the State of Delaware pursuant to the DSTA, and upon the giving of such notice in the Certificate ofTrust, the statutory provisions of Section 3804 of the DSTA relating to limitations on liabilities between andamong Series (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust)shall become applicable to the Trust and each Series.

(c)

Dividends, Distributions, Redemptions and Repurchases. Notwithstanding any other provisionsof this Declaration of Trust, including, without limitation, Article VI, no dividend or distribution including,without limitation, any distribution paid upon dissolution of the Trust or of any Series with respect to, nor anyredemption or repurchase of, the Shares of any Series or class shall be effected by the Trust other than from theassets held with respect to such Series, nor, except as specifically provided in of this Article III, shall anyShareholder of any particular Series otherwise have any right or claim against the assets held with respect to anyother Series or the Trust generally except to the extent that such Shareholder has such a right or claim hereunderas a Shareholder of such other Series. The Board of Trustees shall have full discretion, to the extent notinconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital;and each such determination and allocation shall be conclusive and binding upon the Shareholders.

(d)

Voting.

 All Shares of the Trust entitled to vote on a matter shall vote on the matter, separately bySeries and, if applicable, by class, subject to: (1) where the 1940 Act requires all Shares of the Trust to be votedin the aggregate without differentiation between the separate Series or classes, then all of the Trust’s Sharesshall vote in the aggregate; and (2) if any matter affects only the interests of some but not all Series or classes,then only the Shareholders of such affected Series or classes shall be entitled to vote on the matter. TheShareholder of record (as of the record date established pursuant to of this Article V) of each Share shall beentitled to one vote for each full Share, and a fractional vote for each fractional Share.

(e)

 Equality.

All Shares of each particular Series shall represent an equal proportionate undividedbeneficial interest in the assets held with respect to that Series (subject to the liabilities held with respect to thatSeries and such rights and preferences as may have been established and designated with respect to classes ofShares within such Series), and each Share of any particular Series shall be equal to each other Share of thatSeries (subject to the rights and preferences with respect to separate classes of such Series).

(f)

Fractions.

Any fractional Share of a Series shall carry proportionately all the rights andobligations of a whole Share of that Series, including rights with respect to voting, receipt of dividends anddistributions, redemption of Shares and dissolution of the Trust or that Series.

(g)

Exchange Privilege.

The Board of Trustees shall have the authority to provide that the holders ofShares of any Series shall have the right to exchange said Shares for Shares of one or more other Series inaccordance with such requirements and procedures as may be established by the Board of Trustees, and inaccordance with the 1940 Act and the rules and regulations thereunder.

(h)

Combination of Series.

The Board of Trustees shall have the authority, without the approval ofthe Shareholders of any Series unless otherwise required by applicable law, to combine the assets and liabilitiesheld with respect to any two or more Series into assets and liabilities held with respect to a single Series.

(i)

Elimination of Series.

At any time that there are no Shares outstanding of any particular Series orclass previously established and designated, the Board of Trustees may by resolution of a majority of the thenBoard of Trustees abolish that Series or class and rescind the establishment and designation thereof.

Section 7.

Indemnification of Shareholders.

If any Shareholder or former Shareholder shall beexposed to liability by reason of a claim or demand relating solely to his or her being or having been aShareholder of the Trust (or by having been a Shareholder of a particular Series), and not because of suchPerson’s acts or omissions, the Shareholder or former Shareholder (or, in the case of a natural person, his or herheirs, executors, administrators, or other legal representatives or, in the case of a corporation or other entity, itscorporate or other general successor) shall be entitled to be held harmless from and indemnified out of the assetsof the Trust or out of the assets of the applicable Series (as the case may be) against all loss and expense arisingfrom such claim or demand; provided, however, there shall be no liability or obligation of the Trust (or anyparticular Series) arising hereunder to reimburse any Shareholder for taxes paid by reason of such Shareholder’sownership of any Shares.

ARTICLE IV

The Board of Trustees.

Section 1.

Number, Election and Tenure. The number of Trustees constituting the Board of Trusteesmay be fixed from time to time by a written instrument signed, or by resolution approved at a duly constitutedmeeting, by a majority of the Board of Trustees, provided, however, that the number of Trustees shall in noevent be less than one (1) nor more than fifteen (15). The initial Trustee shall be the person named herein. TheBoard of Trustees, by action of a majority of the then Trustees at a duly constituted meeting, may fill vacanciesin the Board of Trustees or remove any Trustee with or without cause. The Shareholders may elect Trustees,including filling any vacancies in the Board of Trustees, at any meeting of Shareholders called by the Board ofTrustees for that purpose. A meeting of Shareholders for the purpose of electing one or more Trustees may becalled by the Board of Trustees or, to the extent provided by the 1940 Act and the rules and regulationsthereunder, by the Shareholders. Shareholders shall have the power to remove a Trustee only to the extentprovided by the 1940 Act and the rules and regulations thereunder.

Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns, isdeclared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed, or, if sooner than any ofsuch events, until the next meeting of Shareholders called for the purpose of electing Trustees and until theelection and qualification of his or her successor. Any Trustee may resign at any time by writteninstrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Board ofTrustees. Such resignation shall be effective upon receipt unless specified to be effective at some later time.Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and noTrustee removed shall have any right to any compensation for any period following any such event or any rightto damages on account of such events or any actions taken in connection therewith following his or herresignation or removal.

Section 2.

Effect of Death, Resignation, Removal, etc. of a Trustee.

The death, declination,resignation, retirement, removal, declaration as bankrupt or incapacity of one or more Trustees, or of all of them,shall not operate to dissolve the Trust or any Series or to revoke any existing agency created pursuant to theterms of this Declaration of Trust. Whenever a vacancy in the Board of Trustees shall occur, until such vacancyis filled as provided in this Article IV, Section 1, the Trustee(s) in office, regardless of the number, shall have allthe powers granted to the Board of Trustees and shall discharge all the duties imposed upon the Board ofTrustees by this Declaration of Trust. In the event of the death, declination, resignation, retirement, removal,declaration as bankrupt or incapacity of all of the then Trustees, the Trust’s Investment Adviser(s) is (are)empowered to appoint new Trustees subject to the provisions of Section 16(a) of the 1940 Act.

Section 3.

Powers.

Subject to the provisions of this Declaration of Trust, the Board of Trustees shallmanage the business of the Trust, and such Board of Trustees shall have all powers necessary or convenient tocarry out that responsibility, including, without limitation, the power to engage in securities or other transactionsof all kinds on behalf of the Trust. The Board of Trustees shall have full power and authority to do any and allacts and to make and execute any and all contracts and instruments that it may consider necessary or appropriatein connection with the administration of the Trust. The Trustees shall not be bound or limited by present orfuture laws or customs with regard to investment by trustees or fiduciaries, but shall have full authority andabsolute power and control over the assets of the Trust and the business of the Trust to the same extent as if theTrustees were the sole owners of the assets of the Trust and the business in their own right, including suchauthority, power and control to do all acts and things as they, in their sole discretion, shall deem proper toaccomplish the purposes of this Trust. Without limiting the foregoing, the Trustees may: (1) adopt, amend andrepeal By-Laws not inconsistent with this Declaration of Trust providing for the regulation and management ofthe affairs of the Trust; (2) fill vacancies in or remove from their number in accordance with this Declaration ofTrust or the By-Laws, and may elect and remove such officers and appoint and terminate such agents as theyconsider appropriate; (3) appoint from their own number and establish and terminate one or more committeesconsisting of two or more Trustees which may exercise the powers and authority of the Board of Trustees to theextent that the Board of Trustees determine; (4) employ one or more custodians of the Trust Property and mayauthorize such custodians to employ subcustodians and to deposit all or any part of such Trust Property in asystem or systems for the central handling of securities or with a Federal Reserve Bank; (5) retain a transferagent, dividend disbursing agent, a shareholder servicing agent or administrative services agent, or all of them;(6) provide for the issuance and distribution of Shares by the Trust directly or through one or more PrincipalUnderwriters or otherwise; (7) retain one or more Investment Adviser(s); (8) redeem, repurchase and transferShares pursuant to applicable law; (9) set record dates for the determination of Shareholders with respect tovarious matters, in the manner provided in Article V, Section 5 of this Declaration of Trust; (10) declare and paydividends and distributions to Shareholders from the Trust Property; (11) establish from time to time, inaccordance with the provisions of Article III, Section 6 hereof, any Series or class of Shares, each such Series tooperate as a separate and distinct investment medium and with separately defined investment objectives andpolicies and distinct investment purposes; and (12) in general delegate such authority as they consider desirableto any officer of the Trust, to any committee of the Board of Trustees and to any agent or employee of the Trustor to any such custodian, transfer, dividend disbursing or shareholder servicing agent, Principal Underwriter orInvestment Adviser. Any determination as to what is in the best interests of the Trust made by the Board ofTrustees in good faith shall be conclusive.

In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant ofpower to the Trustees. Unless otherwise specified herein or required by law, any action by the Board ofTrustees shall be deemed effective if approved or taken by a majority of the Trustees then in office.

Any action required or permitted to be taken by the Board of Trustees, or a committee thereof, may betaken without a meeting if a majority of the members of the Board of Trustees, or committee thereof, as the casemay be, shall individually or collectively consent in writing to that action. Such action by written consent shallhave the same force and effect as a majority vote of the Board of Trustees, or committee thereof, as the casemay be. Such written consent or consents shall be filed with the minutes of the proceedings of the Board ofTrustees, or committee thereof, as the case may be.

The Trustees shall devote to the affairs of the Trust such time as may be necessary for the properperformance of their duties hereunder, but neither the Trustees nor the officers, directors, shareholders orpartners of the Trustees, shall be expected to devote their full time to the performance of such duties. TheTrustees, or any Affiliate shareholder, officer, director, partner or employee thereof, or any Person owning alegal or beneficial interest therein, may engage in or possess an interest in any other business or venture of anynature and description, independently or with or for the account of others.

Section 4.

Chairman of the Trustees.

The Trustees shall appoint one of their number to be Chairmanof the Board of Trustees. The Chairman shall preside at all meetings of the Trustees, shall be responsible for theexecution of policies established by the Trustees and the administration of the Trust, and may be (but is notrequired to be) the chief executive, financial and/or accounting officer of the Trust.

Section 5.

Payment of Expenses by the Trust.

The Board of Trustees is authorized to pay or cause tobe paid out of the principal or income of the Trust or any particular Series or class, or partly out of the principaland partly out of the income of the Trust or any particular Series or class, and to charge or allocate the same to,between or among such one or more of the Series or classes that may be established or designated pursuant toArticle III, Section 6, as it deems fair, all expenses, fees, charges, taxes and liabilities incurred by or arising inconnection with the maintenance or operation of the Trust or a particular Series or class, or in connection withthe management thereof, including, but not limited to, the Trustees’ compensation and such expenses, fees,charges, taxes and liabilities for the services of the Trust’s officers, employees, Investment Adviser, PrincipalUnderwriter, auditors, counsel, custodian, sub-custodian (if any), transfer agent, dividend disbursing agent,shareholder servicing agent, and such other agents or independent contractors and such other expenses, fees,charges, taxes and liabilities as the Board of Trustees may deem necessary or proper to incur.

Section 6.

Payment of Expenses by Shareholders.

The Trust’s custodian, transfer, dividenddisbursing, shareholder servicing or similar agent impose fees directly on individual shareholders for certainservices requested by the shareholder (“Service Charges”). The Board of Trustees shall have the power to assistthe Trust’s custodian, transfer, dividend disbursing, shareholder servicing or similar agent in the collection ofService Fees by setting off such Service Charges due from a Shareholder from declared but unpaid dividends ordistributions owed such Shareholder and/or by reducing the number of Shares in the account of suchShareholder by that number of full and/or fractional Shares which represents the outstanding amount of suchService Charges due from such Shareholder.

Section 7.

Ownership of Trust Property.

Legal title to all of the Trust Property shall at all times beconsidered to be vested in the Trust, except that the Board of Trustees shall have the power to cause legal title toany Trust Property to be held by or in the name of any Person as nominee, on such terms as the Board ofTrustees may determine, in accordance with applicable law.

Section 8.

Service Contracts.

(a)

Subject to such requirements and restrictions as may be set forth in the By-Laws and/or the 1940Act, the Board of Trustees may, at any time and from time to time, contract for exclusive or nonexclusiveadvisory, management and/or administrative services for the Trust or for any Series with any corporation, trust,association or other organization, including any Affiliate; and any such contract may contain suchother terms as the Board of Trustees may determine, including without limitation, authority for the InvestmentAdviser or administrator to determine from time to time without prior consultation with the Board of Trusteeswhat securities and other instruments or property shall be purchased or otherwise acquired, owned, held,invested or reinvested in, sold, exchanged, transferred, mortgaged, pledged, assigned, negotiated, or otherwisedealt with or disposed of, and what portion, if any, of the Trust Property shall be held uninvested and to makechanges in the Trust’s or a particular Series’ investments, or such other activities as may specifically bedelegated to such party.

(b)

The Board of Trustees may also, at any time and from time to time, contract with anycorporation, trust, association or other organization, including any Affiliate, appointing it or them as theexclusive or nonexclusive distributor or Principal Underwriter for the Shares of the Trust or one or more of theSeries or classes thereof or for other securities to be issued by the Trust, or appointing it or them to act as thecustodian, transfer agent, dividend disbursing agent and/or shareholder servicing agent for the Trust or one ormore of the Series or classes thereof.

(c)

The Board of Trustees is further empowered, at any time and from time to time, to contract withany Persons to provide such other services to the Trust or one or more of its Series, as the Board of Trusteesdetermines to be in the best interests of the Trust or one or more of its Series.

(d)

The fact that:

(i)

any of the Shareholders, Trustees, employees or officers of theTrust is a shareholder, director, officer, partner, trustee, employee, manager,Adviser, Principal Underwriter, distributor, or Affiliate or agent of or for anycorporation, trust, association, or other organization, or for any parent or Affiliateof any organization with which an Adviser’s, management or administrationcontract, or Principal Underwriter’s or distributor’s contract, or custodian,transfer, dividend disbursing, shareholder servicing or other type of servicecontract may have been or may hereafter be made, or that any such organization,or any parent or Affiliate thereof, is a Shareholder or has an interest in the Trust,or that

(ii)

any corporation, trust, association or other organization with whichan Adviser’s, management or administration contract or Principal Underwriter’s ordistributor’s contract, or custodian, transfer, dividend disbursing, shareholderservicing or other type of service contract may have been or may hereafter bemade also has an Adviser’s, management or administration contract, or PrincipalUnderwriter’s or distributor’s contract, or custodian, transfer, dividend disbursing,shareholder servicing or other service contract with one or more othercorporations, trusts, associations, or other organizations, or has other business orinterests, shall not affect the validity of any such contract or disqualify anyShareholder, Trustee, employee or officer of the Trust from voting upon orexecuting the same, or create any liability or accountability to the Trust or itsShareholders, provided that the establishment of and performance under each suchcontract is permissible under the provisions of the 1940 Act.

(e)

Every contract referred to in this Article shall comply with such requirements and restrictions as may beset forth in the By-Laws, the 1940 Act or stipulated by resolution of the Board of Trustees; and any suchcontract may contain such other terms as the Board of Trustees may determine.

ARTICLE V

Shareholders’ Voting Powers and Meetings.

Section 1.

Voting Powers.

Subject to the provisions of Article III, Section 6(d), the Shareholdersshall have power to vote only (i) for the election of Trustees, including the filling of any vacancies in the Boardof Trustees, as provided in Article IV, Section 1; (ii) with respect to such additional matters relating to the Trustas may be required by this Declaration of Trust, the By-Laws, the 1940 Act or any registration statement of theTrust filed with the Commission; and (iii) on such other matters as the Board of Trustees may considernecessary or desirable. The Shareholder of record (as of the record date established pursuant to of this ArticleV) of each Share shall be entitled to one vote for each full Share, and a fractional vote for each fractional Share.Shareholders shall not be entitled to cumulative voting in the election of Trustees or on any other matter.Shareholders may vote Shares in person or by proxy.

Section 2.

Meetings.

Meetings of the Shareholders may be held within or outside the State ofDelaware. Meetings of the Shareholders of the Trust or a Series may be called by the Board of Trustees,Chairman of the Board or the President of the Trust for any lawful purpose, including the purpose of electingTrustees as provided in Article IV, Section 1. Special meetings of the Shareholders of the Trust or any Seriesshall be called by the Board of Trustees, Chairman or President upon the written request of Shareholders owningthe requisite percentage amount of the outstanding Shares entitled to vote specified in the By-Laws. Wheneverten or more Shareholders meeting the qualifications set forth in Section 16(c) of the 1940 Act, as the same maybe amended from time to time, seek the opportunity of furnishing materials to the other Shareholders with aview to obtaining signatures on such a request for a meeting, the Trustees shall comply with the provisions ofsaid Section 16(c) with respect to providing such Shareholders access to the list of the Shareholders of record ofthe Trust or the mailing of such materials to such Shareholders of record, subject to any rights provided to theTrust or any Trustees provided by said Section 16(c). Shareholders shall be entitled to at least fifteen (15) days’notice of any meeting.

Section 3.

Quorum and Required Vote.

Except when a larger quorum is required by applicable law,by the By-Laws or by this Declaration of Trust, thirty-three and one-third percent (33-1/3%) of the Sharespresent in person or represented by proxy and entitled to vote at a Shareholders’ meeting shall constitute aquorum at such meeting. When a separate vote by one or more Series or classes is required, thirty-three andone-third percent (33-1/3%) of the Shares of each such Series or class present in person or represented by proxyand entitled to vote shall constitute a quorum at a Shareholders’ meeting of such Series or class. Subject to theprovisions of Article III, Section 6(d); Article VIII, Section 4; and any other provision of this Declaration ofTrust, the By-Laws or applicable law which requires a different vote: (1) in all matters other than the election ofTrustees, the affirmative vote of the majority of votes cast at a Shareholders’ meeting at which a quorum ispresent shall be the act of the Shareholders; (2) Trustees shall be elected by a plurality of the votes cast at aShareholders’ meeting at which a quorum is present.

Section 4.

Shareholder Action by Written Consent without a Meeting. Any action which may betaken at any meeting of Shareholders may be taken without a meeting and without prior notice if a consent inwriting setting forth the action so taken is signed by the holders of Shares having not less than the minimumnumber of votes that would be necessary to authorize or take that action at a meeting at which all Shares entitledto vote on that action were present and voted. All such consents shall be filed with the secretary of the Trust andshall be maintained in the Trust’s records. Any Shareholder giving a written consent or the Shareholder’s proxyholders or a transferee of the Shares or a personal representative of the Shareholder or its respective proxyholdermay revoke the consent by a writing received by the secretary of the Trust before written consents of thenumber of Shares required to authorize the proposed action have been filed with the secretary.

If the consents of all Shareholders entitled to vote have not been solicited in writing and if the unanimouswritten consent of all such Shareholders shall not have been received, the secretary shall give prompt notice ofthe action taken without a meeting to such Shareholders. This notice shall be given in the manner specified inthe By-Laws.

Section 5.

Record Dates.

For purposes of determining the Shareholders entitled to notice of anymeeting or to vote or entitled to give consent to action without a meeting, the Board of Trustees may fix inadvance a record date which shall not be more than one hundred eighty (180) days nor less than seven (7) daysbefore the date of any such meeting.

If the Board of Trustees does not so fix a record date:

(a)

The record date for determining Shareholders entitled to notice of or to vote at a meeting ofShareholders shall be at the close of business on the business day next preceding the day on which notice isgiven or, if notice is waived, at the close of business on the business day which is five (5) business days nextpreceding to the day on which the meeting is held.

(b)

The record date for determining Shareholders entitled to give consent to action in writing withouta meeting, (i) when no prior action by the Board of Trustees has been taken, shall be the day on which the firstwritten consent is given, or (ii) when prior action of the Board of Trustees has been taken, shall be at the close ofbusiness on the day on which the Board of Trustees adopts the resolution taking such prior action or the seventy-fifth(75th) day before the date of such other action, whichever is later.

For the purpose of determining the Shareholders of any Series or class who are entitled to receivepayment of any dividend or of any other distribution, the Board of Trustees may from time to time fix a date,which shall be before the date for the payment of such dividend or such other distribution, as the record date fordetermining the Shareholders of such Series or class having the right to receive such dividend or distribution.Nothing in this Section shall be construed as precluding the Board of Trustees from setting different recorddates for different Series or classes.

Section 6.

Derivative Actions.

In addition to the requirements set forth in Section 3816 of theDSTA, a Shareholder may bring derivative action on behalf of the Trust only if the Shareholder or Shareholdersfirst make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trusteesto bring such action is excused. A demand on the Trustees shall only be excused if a majority of the Board ofTrustees, or a majority of any committee established to consider the merits of such action, has a personalfinancial interest in the action at issue. A Trustee shall not be deemed to have a personal financial interest in anaction or otherwise be disqualified from ruling on a Shareholder demand by virtue of the fact that such Trusteereceives remuneration from his service on the Board of Trustees of the Trust or on the boards of one or moreinvestment companies with the same or an affiliated investment advisor or underwriter.

Section 7.

Additional Provisions.

The By-Laws may include further provisions for Shareholders’votes, meetings and related matters.

ARTICLE VI

Custodian.

Section 1.

Appointment and Duties.

The Trustees shall at all times employ a bank, a company thatis a member of a national securities exchange, or a trust company, each having capital, surplus and undividedprofits of at least two million dollars ($2,000,000) as custodian with authority as its agent, but subject to suchrestrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Trust:

(a)

To hold the securities owned by the Trust and deliver the same upon written order or oral orderconfirmed in writing, or by such electro-mechanical or electronic devices as are agreed to by the Trust and thecustodian, if such procedures have been authorized in writing by the Trust;

(b)

To receive and receipt for any moneys due to the Trust and deposit the same in its own bankingdepartment or elsewhere as the Trustees may direct;

(c)

To disburse such funds upon orders or vouchers;and the Trust may also employ such custodian as its agent:

(d)

To keep the books and accounts of the Trust or of any Series or class and furnish clerical andaccounting services; and

(e)

To compute, if authorized to do so by the Trustees, the Net Asset Value of any Series, or classthereof, in accordance with the provisions hereof; all upon such basis of compensation as may be agreed uponbetween the Trustees and the custodian.

The Trustees may also authorize the custodian to employ one or more sub-custodians from time to timeto perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreedupon between the custodian and such sub-custodian and approved by the Trustees, provided that in every casesuch sub-custodian shall be a bank, a company that is a member of a national securities exchange, or a trustcompany organized under the laws of the United States or one of the states thereof and having capital, surplusand undivided profits of at least two million dollars ($2,000,000) or such other person as may be permitted bythe Commission, or otherwise in accordance with the 1940 Act.

Section 2.

Central Certificate System.

Subject to such rules, regulations and orders as theCommission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities ownedby the Trust in a system for the central handling of securities established by a national securities exchange or anational securities association registered with the Commission under the Securities Exchange Act of 1934, asamended, or such other person as may be permitted by the Commission, or otherwise in accordance with the1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited withinthe system are treated as fungible and may be transferred or pledged by bookkeeping entry without physicaldelivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order ofthe Trust or its custodians, subcustodians or other agents.

ARTICLE VII

Net Asset Value, Distributions and Redemptions.

Section 1.

Determination of Net Asset Value, Net Income and Distributions.

Subject to Article III,Section 6 hereof, the Board of Trustees shall have the power to fix an initial offering price for the Shares of anySeries or class thereof which shall yield to such Series or class not less than the net asset value thereof, at whichprice the Shares of such Series or class shall be offered initially for sale, and to determine from time to timethereafter the offering price which shall yield to such Series or class not less than the net asset value thereoffrom sales of the Shares of such Series or class; provided, however, that no Shares of a Series or class thereofshall be issued or sold for consideration which shall yield to such Series or class less than the net asset value ofthe Shares of such Series or class next determined after the receipt of the order (or at such other times set by theBoard of Trustees), except in the case of Shares of such Series or class issued in payment of a dividend properlydeclared and payable.

Subject to Article III, Section 6 hereof, the Board of Trustees, in their absolute discretion, may prescribeand shall set forth in the By-Laws or in a duly adopted vote of the Board of Trustees such bases and time fordetermining the per Share or net asset value of the Shares of any Series or net income attributable to the Sharesof any Series, or the declaration and payment of dividends and distributions on the Shares of any Series, as theymay deem necessary or desirable.

Section 2.

Redemptions at the Option of a Shareholder.

Unless otherwise provided in the prospectusof the Trust relating to the Shares, as such prospectus may be amended from time to time (“Prospectus”):

(a)

The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon thepresentation of a proper instrument of transfer together with a request directed to the Trust or a Persondesignated by the Trust that the Trust purchase such Shares or in accordance with such other procedures forredemption as the Board of Trustees may from time to time authorize; and the Trust will pay therefor the netasset value thereof, in accordance with the By-Laws and applicable law. Payment for said Shares shall be madeby the Trust to the Shareholder within seven days after the date on which the request is received in proper form.The obligation set forth in this is subject to the provision that in the event that any time the New York StockExchange (the “Exchange”) is closed for other than weekends or holidays, or if permitted by the Rules of theCommission during periods when trading on the Exchange is restricted or during any National FinancialEmergency which makes it impracticable for the Trust to dispose of the investments of the applicable Series orto determine fairly the value of the net assets held with respect to such Series or during any other periodpermitted by order of the Commission for the protection of investors, such obligations may be suspended orpostponed by the Board of Trustees. If certificates have been issued to a Shareholder, any such request by suchShareholder must be accompanied by surrender of any outstanding certificate or certificates for such Shares inform for transfer, together with such proof of the authenticity of signatures as may reasonably be required onsuch Shares and accompanied by proper stock transfer stamps, if applicable.

(b)

Payments for Shares so redeemed by the Trust shall be made in cash, except payment for suchShares may, at the option of the Board of Trustees, or such officer or officers as it may duly authorize in itscomplete discretion, be made in kind or partially in cash and partially in kind. In case of any payment in kind,the Board of Trustees, or its delegate, shall have absolute discretion as to what security or securities of the Trustshall be distributed in kind and the amount of the same; and the securities shall be valued for purposes ofdistribution at the value at which they were appraised in computing the then current net asset value of theShares, provided that any Shareholder who cannot legally acquire securities so distributed in kind by reason ofthe prohibitions of the 1940 Act or the provisions of the Employee Retirement Income Security Act (“ERISA”)shall receive cash. Shareholders shall bear the expenses of in-kind transactions, including, but not limited to,transfer agency fees, custodian fees and costs of disposition of such securities.

(c)

Payment for Shares so redeemed by the Trust shall be made by the Trust as provided abovewithin seven days after the date on which the redemption request is received in good order; provided, however,that if payment shall be made other than exclusively in cash, any securities to be delivered as part of suchpayment shall be delivered as promptly as any necessary transfers of such securities on the books of the severalcorporations whose securities are to be delivered practicably can be made, which may not necessarily occurwithin such seven day period. Moreover, redemptions may be suspended in the event of a National FinancialEmergency. In no case shall the Trust be liable for any delay of any corporation or other Person in transferringsecurities selected for delivery as all or part of any payment in kind.

(d)

The right of Shareholders to receive dividends or other distributions on Shares may be set forth ina Plan adopted by the Board of Trustees and amended from time to time pursuant to Rule 18f-3 of the 1940 Act.The right of any Shareholder of the Trust to receive dividends or other distributions on Shares redeemed and allother rights of such Shareholder with respect to the Shares so redeemed by the Trust, except the right of suchShareholder to receive payment for such Shares, shall cease at the time as of which the purchase price of suchShares shall have been fixed, as provided above.

Section 3.

Redemptions at the Option of the Trust.

The Board of Trustees may, from time to time,without the vote or consent of the Shareholders, and subject to the 1940 Act, redeem Shares or authorize theclosing of any Shareholder account, subject to such conditions as may be established by the Board of Trustees.

ARTICLE VIII

Compensation and Limitationof Liability of Officers and Trustees.

Section 1.

Compensation.

Except as set forth in the last sentence of this paragraph, the Board of Trustees may,from time to time, fix a reasonable amount of compensation to be paid by the Trust to the Trustees and officersof the Trust. Nothing herein shall in any way prevent the employment of any Trustee for advisory,management, legal, accounting, investment banking or other services and payment for the same by the Trust.

Section 2.

Indemnification and Limitation of Liability.

(a)

To the fullest extent that limitations on the liability of Trustees and officers are permitted by theDSTA, the officers and Trustees shall not be responsible or liable in any event for any act or omission of: anyagent or employee of the Trust; any Investment Adviser or Principal Underwriter of the Trust; or with respect toeach Trustee and officer, the act or omission of any other Trustee or officer, respectively. The Trust, out of theTrust Property, shall indemnify and hold harmless each and every officer and Trustee from and against any andall claims and demands whatsoever arising out of or related to such officer’s or Trustee’s performance of his orher duties as an officer or Trustee of the Trust. This limitation on liability applies to events occurring at the timea Person serves as a Trustee or officer of the Trust whether or not such Person is a Trustee or officer at the timeof any proceeding in which liability is asserted. Nothing herein contained shall indemnify, hold harmless orprotect any officer or Trustee from or against any liability to the Trust or any Shareholder to which such Personwould otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard ofthe duties involved in the conduct of such Person’s office.

(b)

Every note, bond, contract, instrument, certificate or undertaking and every other act or documentwhatsoever issued, executed or done by or on behalf of the Trust, the officers or the Trustees or any of them inconnection with the Trust shall be conclusively deemed to have been issued, executed or done only in suchPerson’s capacity as Trustee and/or as officer, and such Trustee or officer, as applicable, shall not be personallyliable therefor, except as described in the last sentence of the first paragraph of this of this Article VIII.

Section 3.

Officers and Trustees’ Good Faith Action, Expert Advice, No Bond or Surety. Theexercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested.An officer or Trustee shall be liable to the Trust and to any Shareholder solely for such officer’s or Trustee’sown willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conductof the office of such officer or Trustee, and for nothing else, and shall not be liable for errors of judgment ormistakes of fact or law. The officers and Trustees may obtain the advice of counsel or other experts with respectto the meaning and operation of this Declaration of Trust and their duties as officers or Trustees. No suchofficer or Trustee shall be liable for any act or omission in accordance with such advice and no inferenceconcerning liability shall arise from a failure to follow such advice. The officers and Trustees shall not berequired to give any bond as such, nor any surety if a bond is required.

Section 4.

Insurance.

To the fullest extent permitted by applicable law, the officers and Trusteesshall be entitled and have the authority to purchase with Trust Property, insurance for liability and for allexpenses reasonably incurred or paid or expected to be paid by a Trustee or officer in connection with anyclaim, action, suit or proceeding in which such Person becomes involved by virtue of such Person’s capacity orformer capacity with the Trust, whether or not the Trust would have the power to indemnify such Person againstsuch liability under the provisions of this Article.

ARTICLE IX

Miscellaneous.

Section 1.

Liability of Third Persons Dealing with Trustees.

No person dealing with the Trusteesshall be bound to make any inquiry concerning the validity of any actions made or to be made by the Trustees.

Section 2.

Dissolution of Trust or Series.

Unless dissolved as provided herein, the Trust shall haveperpetual existence. The Trust may be dissolved at any time by vote of a majority of the Shares of the Trustentitled to vote or by the Board of Trustees by written notice to the Shareholders. AnySeries may be dissolved at any time by vote of a majority of the Shares of that Series or by the Board ofTrustees by written notice to the Shareholders of that Series.

Upon dissolution of the Trust (or a particular Series, as the case may be), the Trustees shall (inaccordance with § 3808 of the DSTA) pay or make reasonable provision to pay all claims and obligations ofeach Series (or the particular Series, as the case may be), including all contingent, conditional or unmaturedclaims and obligations known to the Trust, and all claims and obligations which are known to the Trust but forwhich the identity of the claimant is unknown. If there are sufficient assets held with respect to each Series ofthe Trust (or the particular Series, as the case may be), such claims and obligations shall be paid in full and anysuch provisions for payment shall be made in full. If there are insufficient assets held with respect to eachSeries of the Trust (or the particular Series, as the case may be), such claims and obligations shall be paid orprovided for according to their priority and, among claims and obligations of equal priority, ratably to the extentof assets available therefor. Any remaining assets (including without limitation, cash, securities or anycombination thereof) held with respect to each Series of the Trust (or the particular Series, as the case may be)shall be distributed to the Shareholders of such Series, ratably according to the number of Shares of such Seriesheld by the several Shareholders on the record date for such dissolution distribution.

Section 3. Merger and Consolidation; Conversion.

(a)

Merger and Consolidation. Pursuant to an agreement of merger or consolidation, the Trust, orany one or more Series, may, by act of a majority of the Board of Trustees, merge or consolidate with or intoone or more business trusts or other business entities formed or organized or existing under the laws of the Stateof Delaware or any other state or the United States or any foreign country or other foreign jurisdiction. Anysuch merger or consolidation shall not require the vote of the Shareholders affected thereby, unless such vote isrequired by the 1940 Act, or unless such merger or consolidation would result in an amendment of thisDeclaration of Trust, which would otherwise require the approval of such Shareholders. In accordance withSection 3815(f) of the DSTA, an agreement of merger or consolidation may affect any amendment to thisDeclaration of Trust or the By-Laws or affect the adoption of a new declaration of trust or by-laws of the Trustif the Trust is the surviving or resulting business trust. Upon completion of the merger or consolidation, theTrustees shall file a certificate of merger or consolidation in accordance with Section 3810 of the DSTA.

(b)

Conversion.

A majority of the Board of Trustees may, without the vote or consent of theShareholders, cause (i) the Trust to convert to a common-law trust, a general partnership, limited partnership ora limited liability company organized, formed or created under the laws of the State of Delaware as permittedpursuant to Section 3821 of the DSTA; (ii) the Shares of the Trust or any Series to be converted into beneficialinterests in another business trust (or series thereof) created pursuant to this Article VIII; or (iii) theShares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law; provided,however, that if required by the 1940 Act, no such statutory conversion, Share conversion or Share exchangeshall be effective unless the terms of such transaction shall first have been approved at a meeting called for thatpurpose by the “vote of a majority of the outstanding voting securities,” as such phrase is defined in the 1940Act, of the Trust or Series, as applicable; provided, further, that in all respects not governed by statute orapplicable law, the Board of Trustees shall have the power to prescribe the procedure necessary or appropriate toaccomplish a sale of assets, merger or consolidation including the power to create one or more separate businesstrusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and toprovide for the conversion of Shares of the Trust or any Series into beneficial interests in such separate businesstrust or trusts (or series thereof).

Section 4. Reorganization.

A majority of the Board of Trustees may cause the Trust to sell, conveyand transfer all or substantially all of the assets of the Trust, or all or substantially all of the assets associatedwith any one or more Series, to another trust, business trust, partnership, limited partnership, limited liabilitycompany, association or corporation organized under the laws of any state, or to one or more separate seriesthereof, or to the Trust to be held as assets associated with one or more other Series of the Trust, in exchange forcash, shares or other securities (including, without limitation, in the case of a transfer toanother Series of the Trust, Shares of such other Series) with such transfer either (a) being made subject to, orwith the assumption by the transferee of, the liabilities associated with each Series the assets of which are sotransferred, or (b) not being made subject to, or not with the assumption of, such liabilities; provided, however,that, if required by the 1940 Act, no assets associated with any particular Series shall be so sold, conveyed ortransferred unless the terms of such transaction shall first have been approved at a meeting called for thatpurpose by the “vote of a majority of the outstanding voting securities,” as such phrase is defined in the 1940Act, of that Series. Following such sale, conveyance and transfer, the Board of Trustees shall distribute suchcash, shares or other securities (giving due effect to the assets and liabilities associated with and any otherdifferences among the various Series the assets associated with which have so been sold, conveyed andtransferred) ratably among the Shareholders of the Series the assets associated with which have been so sold,conveyed and transferred (giving due effect to the differences among the various classes within each suchSeries); and if all of the assets of the Trust have been so sold, conveyed and transferred, the Trust shall bedissolved.

Section 5.

Amendments.

Subject to the provisions of the second paragraph of this ArticleIX, this Declaration of Trust may be restated and/or amended at any time by an instrument in writing signed bya majority of the then Board of Trustees and, if required, by approval of such amendment by Shareholders inaccordance with Article V, Section 3 hereof. Any such restatement and/or amendment hereto shall be effectiveimmediately upon execution and approval or upon such future date and time as may be stated therein. TheCertificate of Trust of the Trust may be restated and/or amended by a similar procedure, and any suchrestatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary ofState of the State of Delaware or upon such future date as may be stated therein.

Notwithstanding the above, the Board of Trustees expressly reserves the right to amend or repeal anyprovisions contained in this Declaration of Trust or the Certificate of Trust, in accordance with the provisions of Article III hereof, and all rights, contractual and otherwise, conferred upon Shareholders are granted subjectto such reservation. The Board of Trustees further expressly reserves the right to amend or repeal any provisionof the By-Laws pursuant to Article 13 of the By-Laws.

Section 6.

Filing of Copies, References, Headings.

The original or a copy of this Declaration ofTrust and of each restatement and/or amendment hereto shall be kept at the principal executive office of theTrust where any Shareholder may inspect it. Anyone dealing with the Trust may rely on a certificate by anofficer of the Trust as to whether or not any such restatements and/or amendments have been made and as to anymatters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on acopy certified by an officer of the Trust to be a copy of this instrument or of any such restatements and/oramendments. In this Declaration of Trust and in any such restatements and/or amendments, references to thisinstrument, and all expressions of similar effect to “herein,” “hereof” and “hereunder,” shall be deemed to referto this instrument as amended or affected by any such restatements and/or amendments. Headings are placedherein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning,construction or effect of this instrument. Whenever the singular number is used herein, the same shall includethe plural; and the neuter, masculine and feminine genders shall include each other, as applicable. Thisinstrument may be executed in any number of counterparts, each of which shall be deemed an original.

Section 7.

Applicable Law.

This Declaration of Trust is created under and is to be governed by andconstrued and administered according to the laws of the State of Delaware and the applicable provisions of the1940 Act and the Code. The Trust shall be a Delaware business trust pursuant to the DSTA, and withoutlimiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such abusiness trust.

Section 8.

Provisions in Conflict with Law or Regulations.

(a)

The provisions of this Declaration of Trust are severable, and if the Board of Trustees shalldetermine, with the advice of counsel, that any of such provisions is in conflict with the 1940Act, the Code, the DSTA, or with other applicable laws and regulations, the conflicting provision shall bedeemed not to have constituted a part of this Declaration of Trust from the time when such provisions becameinconsistent with such laws or regulations; provided, however, that such determination shall not affect any of theremaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted priorto such determination.

(b)

If any provision of this Declaration of Trust shall be held invalid or unenforceable in anyjurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shallnot in any manner affect such provision in any other jurisdiction or any other provision of this Declaration ofTrust in any jurisdiction.

Section 9.

Statutory Trust Only.

It is the intention of the Trustees to create a statutory trust pursuantto the DSTA, and thereby to create the relationship of trustee and beneficial owners within the meaning of theDSTA between the Trustees and each Shareholder. It is not the intention of the Trustees to create a general orlimited partnership, limited liability company, joint stock association, corporation, bailment, or any form oflegal relationship other than a business trust pursuant to the DSTA. Nothing in this Declaration of Trust shall beconstrued to make the Shareholders, either by themselves or with the Trustees, partners or members of a jointstock association.

Section 10.

Fiscal Year.

The fiscal year of the Trust shall end on a specified date as set forth in theBy-Laws, provided, however, that the Trustees may, without Shareholder approval, change the fiscal year of the Trust.

IN WITNESS WHEREOF, the Trustee named below does hereby make and enter into this Declarationof Trust as of the date first above written.

/s/ Richard A. Giesen, Jr.

Richard A. Giesen, Jr.

Sole Trustee

Date:  August 1, 2012